UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2014

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2014, TIBCO Software Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Balboa Intermediate Holdings, LLC (“Parent”) and Balboa Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Vista Equity Partners V, L.P. (the “Sponsor”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time of the Merger, each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $24.00, without interest thereon (the “Per Share Price”). Generally speaking, Company Stock-Based Awards and Company Options will be cancelled and converted into the right to receive the Per Share Price, less the exercise price per share underlying such Company Stock-Based Awards and Company Options, if any.

Pursuant to an equity commitment letter dated September 27, 2014, Sponsor has committed to provide Parent, at the Effective Time, with an equity contribution for up to the full amount of the aggregate purchase price on the terms and subject to the conditions set forth in the equity commitment letter.

Consummation of the Merger is subject to certain conditions, including, without limitation, (i) the receipt of the necessary approval of the Merger from the Company’s stockholders; (ii) the expiration or termination of any waiting periods applicable to the consummation of the Merger under applicable antitrust and competition laws; and (iii) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. However, prior to the receipt of the necessary stockholder approval, such solicitation restrictions are subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and the failure to explore the alternative acquisition proposal would be inconsistent with the directors’ fiduciary duties pursuant to applicable law. The parties have also agreed to use their reasonable best efforts to consummate the Merger.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the Merger Agreement is terminated in connection with the Company accepting a Superior Proposal or due to the Company Board’s withdrawal of its recommendation of the Merger, then the termination fee payable by the Company to Parent will be $116.7 million. This termination fee will also be payable if the Merger Agreement is terminated under certain circumstances and prior to such termination, a proposal to acquire at least 50% of the Company’s stock or assets is publicly announced or disclosed and the Company enters into an agreement for, or completes, any transaction involving the acquisition of at least 50% of its stock or assets within one year of the termination.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by March 27, 2015.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

On September 29, 2014, the Company issued a press release announcing that the Company had entered into the Merger Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company’s management also delivered an Employee Frequently Asked Questions memorandum on September 29, 2014. A copy of the Company’s Employee Frequently Asked Questions memorandum is attached hereto as Exhibit 99.2 and is incorporated herein by reference. In addition, the Chief Executive Officer of the Company, Vivek Ranadivé, sent an email to the Company’s employees to notify them of the execution of the Merger Agreement. A copy of Mr. Ranadivé’s email is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The Company also sent a letter to certain of its customers and partners to notify them of the execution of the Merger Agreement. A copy of the letter is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Additional Information and Where to Find It

TIBCO Software Inc. and its directors and executive officers are participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Additional information regarding certain of such participants, including their direct or indirect interests, by security holdings or otherwise, are included in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2014 (the “2014 Proxy Statement”). To the extent that holdings of the Company’s securities have changed since the amounts printed in the 2014 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Merger. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www. tibco.com) or by writing to Investor Relations, TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, California 94304.

Legal Notice Regarding Forward-Looking Statements

This communication, and the documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy all of the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations and (vii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the transaction. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 28, 2014, it was announced that Todd Bradley, the Company’s President, will leave the Company in the near future to pursue other opportunities.

(e)

In connection with the Merger Agreement and the transactions contemplated thereby, each of Vivek Ranadivé, Chairman and Chief Executive Officer, Murray Rode, Chief Operating Officer, William R. Hughes, Executive Vice President, Chief Administrative Officer and General Counsel, and James Johnson, Senior Vice President and Chief Financial Officer, will receive bonuses conditioned on, among other things, (i) remaining employed by the Company until the closing of the Merger; and (ii) assisting with the completion of the transactions contemplated by the Merger Agreement.

If paid, the bonuses will be as follows:

Officer	Amount
Vivek Ranadivé	$4,000,000
Murray Rode	$1,000,000
William R. Hughes	$500,000
James Johnson	$500,000

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 27, 2014, by and among Balboa Intermediate Holdings, LLC, Balboa Merger Sub, Inc. and TIBCO Software Inc.

99.1	Press Release of TIBCO Software Inc. dated September 29, 2014

99.2	Employee FAQ, dated September 29, 2014

99.3	E-mail from Vivek Ranadivé to Employees, sent on September 29, 2014

99.4	TIBCO Announcement Customer Letter, sent September 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, Chief Administrative Officer and General Counsel

Date: September 29, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 27, 2014, by and among Balboa Intermediate Holdings, LLC, Balboa Merger Sub, Inc. and TIBCO Software Inc.

99.1	Press Release of TIBCO Software Inc. dated September 29, 2014

99.2	Employee FAQ, dated September 29, 2014

99.3	E-mail from Vivek Ranadivé to Employees, sent on September 29, 2014

99.4	TIBCO Announcement Customer Letter, sent on September 29, 2014